EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of The Shaw Group Inc.:
Form S-8 No. 333-02666 (dated March 25, 1996)

Form S-8 No. 333-36315 (dated September 24, 1997) pertaining to The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan

Form S-8 No. 333-87175 (dated September 16, 1999) pertaining to The Shaw Group Inc. 1993 Employee Stock Option Plan

Form S-8 No. 333-62852 (dated June 12, 2001) pertaining to The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan

Form S-8 No. 333-62856 (dated June 12, 2001) pertaining to The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and The Shaw Group Inc. Stone & Webster Acquisition Stock Option Plan

Form S-8 No. 333-105520 (dated May 23, 2003) pertaining to The Shaw Group Inc. 2001 Employee Incentive Compensation Plan

Form S-8 No. 333-115154 (dated May 4, 2004) pertaining to The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan

Form S-8 No. 333-115155 (dated May 4, 2004) pertaining to The Shaw Group Inc. 401(k) Plan and The Shaw Group Inc. 401(k) Plan for Certain Hourly Employees

Form S-8 No. 333-132167 (dated March 2, 2006) pertaining to The Shaw Group Inc.
          2001 Employee Incentive Compensation Plan and The Shaw Group Inc.
          2005 Non-Employee Director Stock Incentive Plan (f/k/a 1996 Non-Employee
Director Stock Option Plan)
of our report dated October 27, 2006 (except for the effects of the restatements described in paragraphs 1, 2, and 3 of Note 1, as to which the date is November 29, 2007), with respect to the consolidated financial statements of The Shaw Group Inc. for the years ended August 31, 2006 and 2005 included in this Annual Report (Form 10-K) for the year ended August 31, 2007.
/s/ Ernst & Young LLP
New Orleans, Louisiana
December 3, 2007